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EXHIBIT 23.1
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                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Registration Statement and Prospectus of USURF America, Inc. of our report dated April 21, 2003, accompanying the consolidated financial statements of USURF America, Inc. incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

/s/ HEIN + ASSOCIATES LLP

Hein + Associates LLP

Denver, CO

May 15, 2003